UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PETRÓLEO BRASILEIRO S.A. - PETROBRAS (Exact name of registrant as specified in its charter) BRAZILIAN PETROLEUM CORPORATION – PETROBRAS (Translation of registrant’s name into English)	PETROBRAS GLOBAL FINANCE B.V. (Exact name of registrant as specified in its charter) Not Applicable (Translation of registrant’s name into English)
FEDERATIVE REPUBLIC OF BRAZIL (Jurisdiction of Incorporation or Organization)	THE NETHERLANDS (Jurisdiction of Incorporation or Organization)
Avenida República do Chile, 65 20031-912 – Rio de Janeiro – RJ, Brazil (Address of principal executive offices)	Weena 762 3014 DA Rotterdam The Netherlands (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-226375 and 333-226375-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.299% Global Notes due 2025 (the “2025 Notes”) 5.999% Global Notes due 2028 (the “2028 Notes”)	New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the New Securities” on pages 32 through 45 of the Exchange Offer Prospectus dated August 13, 2018, included in the Registration Statement on Form F-4 of Petrobras Global Finance B.V. (the “Company” or “PGF”) and Petróleo Brasileiro S.A.—Petrobras (“Guarantor” or “Petrobras”) (Registration Nos. 333-226375 and 333-226375-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to the New Securities”, “Description of the New Securities” and “Description of the Guaranties” on pages 13 through 15, 32 through 45 and 46 through 52, respectively, of the Exchange Offer Prospectus of the Company and the Guarantor, dated August 17, 2018, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

99 (A). Exchange Offer Prospectus dated as of August 13, 2018 included in the Registration Statement on Form F-4 filed with the SEC by the Company and the Guarantor on August 14, 2018 (Registration Nos. 333-226375 and 333-226375-01).

99 (B). Exchange Offer Prospectus dated as of August 17, 2018, filed by the Company and the Guarantor with the SEC pursuant to Rule 424(b)(3) on August 17, 2018.

99 (C). Indenture, dated as of September 27, 2017, among the Company, Petrobras, The Bank of New York Mellon, as trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Luxembourg transfer agent and paying agent, relating to the 5.299% global notes due 2025 (incorporated by reference to Exhibit 2.91 to the Annual Report on Form 20-F of Petrobras, filed with the SEC on April 18, 2018 (File No. 001-15106)).

99 (D). Indenture, dated as of September 27, 2017, among the Company, Petrobras, The Bank of New York Mellon, as trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Luxembourg transfer agent and paying agent, relating to the 5.999% global notes due 2028 (incorporated by reference to Exhibit 2.92 to the Annual Report on Form 20-F of Petrobras, filed with the SEC on April 18, 2018 (File No. 001-15106)).

99 (E). Guaranty for the 5.299% global notes due 2025, dated as of September 27, 2017, between Petrobras and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4.96 to the Registration Statement on Form F-4, filed with the SEC on August 14, 2018 (File No. 333-226375).

99 (F). Guaranty for the 5.999% global notes due 2028, dated as of September 27, 2017, between Petrobras and The Bank of New York Mellon, as Trustee, incorporated by reference to Exhibit 4.97 to the Registration Statement on Form F-4, filed with the SEC on August 14, 2018 (File No. 333-226375).

99 (G). Form of 5.299% global notes due 2025, incorporated by reference to Exhibit 4.98 to the Registration Statement on Form F-4, filed with the SEC on August 14, 2018 (File No. 333-226375).

99 (H). Form of 5.999% global notes due 2028 incorporated by reference to Exhibit 4.99 to the Registration Statement on Form F-4, filed with the SEC on August 14, 2018 (File No. 333-226375).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRÓLEO BRASILEIRO S.A—PETROBRAS (Registrant)

	By:	/s/ Bianca Nasser Patrocinio
Name: Bianca Nasser Patrocinio Title: Attorney-in-fact

PETROBRAS GLOBAL FINANCE B.V. (Registrant)

	By:	/s/ Guilherme Rajime Takahashi Saraiva
Name: Guilherme Rajime Takahashi Saraiva Title: Attorney-in-fact
October 11, 2018

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99 (A).	Exchange Offer Prospectus dated as of August 13, 2018 included in the Registration Statement on Form F-4 filed with the SEC by the Company and the Guarantor on August 14, 2018 (Registration Nos. 333-226375 and 333-226375-01).
99 (B).	Exchange Offer Prospectus dated as of August 17, 2018, filed by the Company and the Guarantor with the SEC pursuant to Rule 424(b)(3) on August 17, 2018.
99 (C).	Indenture, dated as of September 27, 2017, among the Company, Petrobras, The Bank of New York Mellon, as trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Luxembourg transfer agent and paying agent, relating to the 5.299% global notes due 2025 (incorporated by reference to Exhibit 2.91 to the Annual Report on Form 20-F of Petrobras, filed with the SEC on April 18, 2018 (File No. 001-15106)).
99 (D).	Indenture, dated as of September 27, 2017, among the Company, Petrobras, The Bank of New York Mellon, as trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Luxembourg transfer agent and paying agent, relating to the 5.999% global notes due 2028 (incorporated by reference to Exhibit 2.92 to the Annual Report on Form 20-F of Petrobras, filed with the SEC on April 18, 2018 (File No. 001-15106)).
99 (E).	Guaranty for the 5.299% global notes due 2025, dated as of September 27, 2017, between Petrobras and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4.96 to the Registration Statement on Form F-4, filed with the SEC on August 14, 2018 (File No. 333-226375).
99 (F).	Guaranty for the 5.999% global notes due 2028, dated as of September 27, 2017, between Petrobras and The Bank of New York Mellon, as Trustee, incorporated by reference to Exhibit 4.97 to the Registration Statement on Form F-4, filed with the SEC on August 14, 2018 (File No. 333-226375).
99 (G).	Form of 5.299% global notes due 2025, incorporated by reference to Exhibit 4.98 to the Registration Statement on Form F-4, filed with the SEC on August 14, 2018 (File No. 333-226375).
99 (H).	Form of 5.999% global notes due 2028 incorporated by reference to Exhibit 4.99 to the Registration Statement on Form F-4, filed with the SEC on August 14, 2018 (File No. 333-226375).